Exhibit 31.1

Certification by the Chairman of the Board Pursuant to
Section 302 of the Sarbanes-Oxley Act of 2002

I, Arnold S. Lippa, certify that:

1. I have reviewed this report on Form 10-Q of DOV Pharmaceutical, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of registrant as of, and for, the periods presented in this report;

4. Registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for registrant and have:

a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)
Evaluated the effectiveness of registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)
Disclosed in this report any change in registrant’s internal control over financial reporting that occurred during registrant’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, registrant’s internal control over financial reporting; and

5. Registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to registrant’s auditors and the audit committee of registrant’s board of directors (or persons performing the equivalent functions):

a)
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect registrant’s ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in registrant’s internal control over financial reporting.

Date: August 9, 2005

/s/ Arnold S. Lippa
Arnold S. Lippa
Chairman of the Board

Note: As announced in registrant’s current report on Form 8-K filed on July 6, 2005, Dr. Leslie Hudson became president and chief executive officer on July 28, 2005, vice Dr. Lippa, who was chairman of the board and president and chief executive officer until the date Dr. Hudson commenced employment. Dr. Lippa served as registrant’s principal executive officer as of June 30, 2005, the last day of the fiscal quarter to which this quarterly report on Form 10-Q relates, and through much of the process of preparing this quarterly report, and, as such, is signing this quarterly report in such capacity. Dr. Hudson now serves as chief executive officer.